SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549



                                  FORM 8-K



                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report: (Date of earliest event reported) April 15, 1997



                            CORNING INCORPORATED
           (Exact name of registrant as specified in its charter)



New York                           1-3247         16-0393470
(State or other jurisdiction       (Commission    (I.R.S. Employer
of incorporation)                  File Number)   Identification No.)



One Riverfront Plaza, Corning, New York            14831
(Address of principal executive offices)           (Zip Code)

(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

Attached for filing as an exhibit hereto is the item listed in "Item 7 -- Financial Statements,
Pro Forma Financial Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibits:

The Registrant's press release of April 15, 1997.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                       CORNING INCORPORATED
                                                       Registrant



Date:  April 15, 1997                        By  /s/ KATHERINE A. ASBECK
                                                     Katherine A. Asbeck
                                                     Chief Accounting Officer

                                                   Kathryn C. Littleton
                                                         (607) 974-8206
                                                  littleokc@corning.com
                                                           Todd Fogarty
                                                         (212) 593-2655
                                                 todd-fogarty@kekst.com

IMMEDIATE RELEASE
        April 15, 1997


             CORNING INCORPORATED FIRST QUARTER EARNINGS UP 48%
     CORNING, N.Y., April 15 -- Corning Incorporated (NYSE:GLW) said today that for its first quarter ended March 31, 1997, earnings were $0.40 per share, an increase of 48 percent compared with earnings of $0.27 per share from the same operations for first quarter 1996. Net income for the first quarter totaled $92 million, an increase of 47 percent compared with $62.6 million for the same operations in the first quarter 1996. Sales totaled $945.4 million, an increase of 13 percent.
     "These solid operating results reflect continued growth in sales and earnings from our optical fiber, cable and photonic technologies businesses as well as our environmental and advanced materials businesses," said Corning Chairman and Chief Executive Officer Roger G. Ackerman.
     "We are also pleased with ongoing improvements in performance of the consumer products business," added Mr. Ackerman, "where manufacturing efficiency gains and strategic cost-reduction programs are having a positive impact on results."
     The decline in equity earnings reflects costs associated with new ventures including the start up of American Video Glass Company and Samsung-Corning Precision Glass Company. These costs more than offset the strong performance of optical fiber equity companies and Eurokera, a specialty flat-glass equity company.
     "Looking ahead, we continue to expect 1997 to be a strong year, although the rate of growth cannot be expected to match what we achieved in the first quarter. We are well positioned for extraordinary growth in our communications-related businesses. We are aggressively applying our leading materials and process technologies in other core businesses. And, we are on track with our strategy to invest significantly for the future," concluded Mr. Ackerman.
                                   (more)

     On December 31, 1996, Corning completed a strategic repositioning of the company by distributing all of the shares of Quest Diagnostics Incorporated (NYSE:DGX) and Covance Inc. (NYSE:CVD) to its shareholders on a pro rata basis. Corning's results for 1996 report Quest Diagnostics and Covance as discontinued operations. Income from discontinued operations totaled $9.2 million, or $0.04 per share, for the first quarter 1996.
     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest growing segments of the world's economy.
Corning manufactures optical fiber, cable and components, high performance glass and components for televisions, and other electronic displays for communications and communications-related industries; advanced materials for the scientific and environmental markets, and consumer products. Corning's total revenues in 1996 were $3.7 billion.

                                    -30-

Corning Investor Relations Contact:
Richard B. Klein, (607) 974-8313 or kleinrb@corning.com
Katherine M. Dietz (607) 974-8217 or dietzkm@corning.com

The statements in this release, which are not historical facts or information, are forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. Forward-looking statements include, but are not limited to, global economic conditions, product demand, competitive products and pricing, manufacturing efficiencies, cost reductions, manufacturing capacity, facility expansions and new plant start-up costs, the rate of technology change, and other risks.



CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per-share amounts)


                                       Quarter Ended  Quarter Ended
                                       March 31, 1997 March 31, 1996
                                      --------------- ---------------


REVENUES
  Net sales                                $ 945.4        $ 837.6
  Royalty, interest and dividend income       10.5            8.0
                                           -------        -------
                                             955.9          845.6

DEDUCTIONS
  Cost of sales                              554.9          517.0
  Selling, general and administrative
     expenses                                159.4          158.4
  Research and development expenses           51.1           45.3
  Interest expense                            25.0           17.7
  Other, net                                  11.0            7.1
                                            -------        -------

Income before taxes on income                154.5          100.1
Income tax expense                            53.3           33.5
                                            ------         ------

Income before minority interest
  and equity earnings                        101.2           66.6
Minority interest in earnings
of subsidiaries                              (12.6)         (12.2)
Dividends on convertible preferred
  securities of subsidiary                    (3.4)          (3.4)
Equity in earnings of associated companies     6.8           11.6
                                            -------        -------

Income from continuing operations             92.0           62.6
Income from discontinued operations,
  net of taxes                                                9.2
                                                           -------

NET INCOME                                 $  92.0        $  71.8
                                           =======        =======


EARNINGS PER COMMON SHARE:
  Continuing operations                    $  0.40        $  0.27

Discontinued operations                                      0.04
                                           --------       -------


NET INCOME                                 $  0.40        $  0.31
                                           ========       =======


DIVIDENDS DECLARED                         $  0.18        $  0.18
                                          =========       =======


WEIGHTED AVERAGE SHARES OUTSTANDING          226.5          227.2
                                          =========       ========


The accompanying notes are an integral part of these statements.


      CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)


                                       March 31, 1997 Dec. 31, 1996
                                       -------------- -------------
                                        (Unaudited)

          ASSETS

CURRENT ASSETS
Cash and short-term investments            $ 106.9        $ 223.2
  Receivables, net                           638.3          566.3
  Inventories                                538.6          498.5
  Deferred taxes on income and
     other current assets                    117.6          130.7
                                          --------        -------

        Total current assets               1,401.4        1,418.7



  Investements                               325.5          337.2

  Plant and Equipment, Net                 1,967.6        1,977.7

  Goodwill and Other Intangible
     Assets, Net                             322.1          330.4

  Other Assets                               272.9          257.3
                                          --------        -------


                                          $4,289.5        $4,321.3
                                          =========       ========



LIABILITIES AND STOCKHOLDERS' EQUITY

   Loans payable                           $  48.0        $  53.9
   Accounts payable                          177.2          268.9
   Other accrued liabilities                 513.3          484.7
                                          --------        -------
        Total current liabilities            738.5          807.5


   OTHER LIABILITIES                         658.1          646.2
   LOANS PAYABLE BEYOND ONE YEAR           1,195.1        1,208.5
   MINORITY INTEREST IN
      SUBSIDIARY COMPANIES                   316.5          310.7
   CONVERTIBLE PREFERRED SECURITIES
      OF SUBSIDIARY                          365.1          365.1
   CONVERTIBLE PREFERRED STOCK                21.7           22.2
   COMMON STOCKHOLDERS' EQUITY               994.5          961.1
                                           -------        --------
                                           $4,289.5       $4,321.3
                                          =========       ========


The accompanying notes are an integral part of these statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
QUARTER 1, 1997


(1) Earnings per common share are computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding was 226.5 million and 227.2 million for the first quarters of 1997 and 1996, respectively. Series B preferred dividends amounted to $0.4 million and $0.5 million in the first quarters of 1997 and 1996, respectively.

(2) Depreciation and amortization charged to continuing operations during the first quarters of 1997 and 1996 totaled $87.5 million and $71.9 million, respectively.

(3) Corning's effective tax rate for continuing operations was 34.5% for the first quarter of 1997 and 33.5% for the first quarter of 1996. The higher 1997 rate was due to a higher percentage of Corning's earnings from consolidated entities with higher effective tax rates.

(4) On December 31, 1996, Corning completed a strategic repositioning of the company by distributing all of the shares of Quest Diagnostics Incorporated and Covance Inc. to its shareholders on a pro rata basis. Corning's results for 1996 report Quest Diagnostics and Covance as discontinued operations. Income from discontinued operations totaled $9.2 million, or $0.04 per share, for the first quarter 1996.





                                   - 30 -